Exhibit 99.1

Laird Superfood Reports Fourth Quarter and Fiscal Year 2024 Financial Results

Record Net Sales of $43.3 million for Fiscal Year 2024, growth of 27% year-over-year. Gross Margin at 40.9%. Cash increased $0.8 million.

Boulder, Colorado – February 26, 2025 – Laird Superfood, Inc. (NYSE American: LSF) (“Laird Superfood,” the “Company”, “we”, and “our”), today reported financial results for the fourth quarter and fiscal year ended December 31, 2024.

Jason Vieth, Chief Executive Officer, commented, “I am thrilled to share that 2024 was, by far, the best performance for Laird Superfood as a public company. In the last twelve months, we achieved significant growth across our product lines and all sales channels, our highest gross margins ever, and positive cash flow for the first time in company history. These results are especially impressive when considering the turnaround that we executed over the past two years and are the direct result of the passion and dedication of our team of founders and employees. We are clearly on-trend with the broad consumer desire to eat better, more wholesome, and functional foods, and we are poised for continued expansion across products, channels, and geographies.”

Fourth Quarter 2024 Highlights

●	Net Sales of $11.6 million compared to $9.2 million in the corresponding prior year period, representing 26% growth.

●	E-commerce sales increased by 12% year-over-year and contributed 58% of total Net Sales, with significant improvements in media efficiency in this channel. The growth was driven by strong sales on Amazon.com, building on the momentum over the previous three quarters.

●	Wholesale sales increased by 52% year-over-year and contributed 42% of total Net Sales, driven by growth in grocery due to distribution expansion and velocity improvement at shelf, led by club sales outlets.

●	Gross Margin was 38.6% compared to 40.4% in the corresponding prior year period. This margin contraction was driven primarily by increased gross to net sales promotional spend related to prior periods, including higher slotting expenses due to distribution expansion.

●	Net Loss was $0.4 million, or $0.04 per diluted share, compared to Net Income of $0.1 million, or $0.02 per diluted share, in the corresponding prior year period. The Net Loss in the fourth quarter of 2024, compared to the Net Income in the prior year period, was driven mostly by higher operating expenses, namely stock-based compensation reflective of our stock performance and other personnel costs, partially offset by increased net sales.

●	Adjusted EBITDA, which is a non-GAAP financial measure, was $0.2 million, or $0.01 per diluted share, compared to $0.3 million, or $0.03 per diluted share, in the corresponding prior year period. The decrease was driven primarily by increased personnel costs. For more details on non-GAAP financial measures, refer to the information in the non-GAAP financial measures section of this press release.

Fiscal Year 2024 Highlights

●	Net Sales of $43.3 million compared to $34.2 million in the corresponding prior year period, representing 27% growth.

●	E-commerce sales increased by 32% year-over-year and contributed 59% of total Net Sales, with significant improvements in media efficiency in this channel. Sales on Amazon.com and the DTC platform contributed to e-commerce channel growth, driven by growth in subscription revenue and repeat customer purchases, as well as higher order values.

●	Wholesale sales increased by 19% year-over-year and contributed 41% of total Net Sales, driven by velocity improvement in retail and club outlets and distribution expansion in grocery, as well as more efficient promotional spend.

●	Gross Margin was 40.9% compared to 30.1% in the corresponding prior year period. This margin expansion of 1,071 basis points was driven by the full benefit realization of the transition to a variable cost third-party co-manufacturing business model, favorable product costs, settlement recoveries, as well as planned reductions in promotional trade spend.

●	Net Loss was $1.8 million, or $0.18 per diluted share, compared to Net Loss of $10.2 million, or $1.09 per diluted share, in the corresponding prior year period. The improvement was driven by Net Sales growth, Gross Margin expansion, and lower marketing and general and administrative ("G&A") costs.

●	Adjusted EBITDA was ($0.7) million, or ($0.07) per diluted share, compared to ($9.0) million, or ($0.96) per diluted share, in the corresponding prior year period. This improvement was driven by Net Sales growth, Gross Margin expansion, and lower marketing and G&A costs. For more details on non-GAAP financial measures, refer to the information in the non-GAAP financial measures section of this press release.

Revenue Disaggregation

	Three Months Ended December 31,
	2024		2023
	$	% of Total	$	% of Total
Coffee creamers	$6,521,777	56%	$4,831,008	52%
Coffee, tea, and hot chocolate products	3,196,314	28%	1,924,368	21%
Hydration and beverage enhancing supplements	2,318,791	20%	1,533,728	17%
Harvest snacks and other food items	1,550,974	13%	2,084,375	23%
Other	73,179	1%	148,422	2%
Gross sales	13,661,035	118%	10,521,901	115%
Shipping income	132,900	1%	121,870	1%
Discounts and promotional activity	(2,187,736)	(18)%	(1,436,383)	(16)%
Sales, net	$11,606,199	101%	$9,207,388	100%

	Year Ended December 31,
	2024		2023
	$	% of Total	$	% of Total
Coffee creamers	$23,088,363	53%	$20,425,029	60%
Coffee, tea, and hot chocolate products	11,184,525	26%	7,968,956	23%
Hydration and beverage enhancing products	9,207,964	21%	5,320,039	16%
Harvest snacks and other food items	6,215,989	14%	6,883,980	20%
Other	172,788	0%	435,388	1%
Gross sales	49,869,629	114%	41,033,392	120%
Shipping income	506,732	1%	899,921	3%
Discounts and promotional activity	(7,081,224)	(15)%	(7,709,115)	(23)%
Sales, net	$43,295,137	100%	$34,224,198	100%

Balance Sheet and Cash Flow Highlights

We had $8.5 million of cash, cash equivalents, and restricted cash as of December 31, 2024, and no outstanding debt.

Cash provided by operating activities was $0.9 million for the fiscal year 2024, compared to cash used in operating activities of $10.8 million in the same period in 2023. The improvement in net operating cash flows relative to the corresponding prior year period was driven by significant improvements in operating performance driven by sales growth, gross margin expansion, and reductions in marketing costs.

2025 Outlook

In 2025, management's strategy is to drive growth well in excess of the consumer goods and food industry averages:

●

Management re-affirms Net Sales growth in the 20% to 25% range on a full-year basis, driven by continued expansion across Wholesale accounts and further penetration of consumers on e-commerce platforms. Gross Margin is expected to hold in the upper 30s, despite commodities cost pressures.

●	Adjusted EBITDA is targeted to be break even on a full-year basis.
●	We expect $1 to $2 million of negative operating cash flow in order to invest into inventory to support top line growth and to minimize out-of-stocks.

Laird Superfood has not provided a reconciliation between its forecasted Adjusted EBITDA and net income, its most directly comparable GAAP measure, because applicable information for future periods, on which this reconciliation would be based, is not available without unreasonable effort due to the unavailability of reliable estimates for stock-based compensation, due to volatility in our stock price, and state and local income taxes, among other items. These items may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast Details

We will host a conference call and webcast at 5:00 p.m. ET today to discuss our financial results. Participants may access the live webcast on the Laird Superfood Investor Relations website at https://investors.lairdsuperfood.com under “Events”. The webcast will be archived on the Company's website and will be available for replay for at least two weeks.

About Laird Superfood

Laird Superfood, Inc. creates award-winning, plant-based superfood products that are clean, delicious, and functional. Our products are designed to enhance a consumer's daily ritual and keep them fueled naturally throughout the day. Laird Superfood was co-founded in 2015 by the world's most prolific big-wave surfer, Laird Hamilton. Laird Superfood's offerings are environmentally conscientious, responsibly tested and made with real ingredients. Shop all products online at www.lairdsuperfood.com and join the Laird Superfood community on social media for the latest news and daily doses of inspiration.

Forward-Looking Statements

This press release and the conference call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Laird Superfood’s anticipated expansion across its platforms, channels, products, and geographies, cash runway, future financial performance, and growth. Such forward-looking statements may be identified by words such as "anticipates," "believes," "continues," "could," "estimates," "expects," "intends," "may," "outlook," "plans," "potential," predicts," "projects," "seeks," "should," "will," "would", or the antonyms of these terms or other comparable terminology. These forward-looking statements are based on Laird Superfood’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Laird Superfood’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The risks and uncertainties referred to above include, but are not limited to: (1) volatility regarding our revenue, expenses, including shipping expenses, and other operating results; (2) our ability to acquire new direct and wholesale customers and successfully retain existing customers; (3) our ability to attract and retain our suppliers, distributors and co-manufacturers, and effectively manage their costs and performance; (4) effects of real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; (5) our ability to innovate on a timely and cost-effective basis, predict changes in consumer preferences and develop successful new products, or updates to existing products, and develop innovative marketing strategies; (6) adverse developments regarding prices and availability of raw materials and other inputs, a substantial amount of which come from a limited number of suppliers outside the United States, including in areas which may be adversely affected by climate change; (7) effects of changes in the tastes and preferences of our consumers and consumer preferences for natural and organic food products; (8) the financial condition of, and our relationships with, our suppliers, co-manufacturers, distributors, retailers and food service customers, as well as the health of the food service industry generally; (9) the ability of ourselves, our suppliers and co-manufacturers to comply with food safety, environmental or other laws or regulations and the potential impact of policy changes regarding imports, exports, and tariffs; (10) our plans for future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements, including our ability to continue as a going concern; (11) the costs and success of our marketing efforts, and our ability to promote our brand; (12) our reliance on our executive team and other key personnel and our ability to identify, recruit and retain skilled and general working personnel; (13) our ability to effectively manage our growth; (14) our ability to compete effectively with existing competitors and new market entrants; (15) the impact of adverse economic conditions, consumer confidence and spending levels; (16) the growth rates of the markets in which we compete, and (17) the other risks described in our Annual Report on Form 10-K for the year ended December 31, 2024 and other filings we make with the Securities and Exchange Commission.

Investor Relations Contact

Trevor Rousseau

investors@lairdsuperfood.com

LAIRD SUPERFOOD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Year Ended
	December 31,
	2024	2023
Sales, net	$43,295,137	$34,224,198
Cost of goods sold	(25,607,556)	(23,910,921)
Gross profit	17,687,581	10,313,277
General and administrative
Salaries, wages, and benefits	4,367,976	4,203,613
Other general and administrative	4,931,033	5,589,747
Total general and administrative expenses	9,299,009	9,793,360
Sales and marketing
Marketing and advertising	6,484,611	7,600,859
Selling	3,825,992	3,332,872
Related party marketing agreements	251,061	285,172
Total sales and marketing expenses	10,561,664	11,218,903
Total operating expenses	19,860,673	21,012,263
Operating loss	(2,173,092)	(10,698,986)
Other income	413,255	551,064
Loss before income taxes	(1,759,837)	(10,147,922)
Income tax expense	(60,324)	(15,195)
Net loss	$(1,820,161)	$(10,163,117)
Net loss per share:
Basic and diluted	$(0.18)	$(1.09)
Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, basic and diluted	9,946,733	9,297,226

LAIRD SUPERFOOD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities
Net loss	$(1,820,161)	$(10,163,117)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	270,271	306,176
Stock-based compensation	1,637,788	1,092,146
Provision for inventory obsolescence	599,902	1,273,171
Allowance for credit losses	(21,094)	165,980
Noncash lease costs	142,321	152,339
Other operating activities, net	11,370	38,098
Changes in operating assets and liabilities:
Accounts receivable	(719,445)	306,117
Inventory	(253,019)	(1,899,165)
Prepaid expenses and other current assets	(267,463)	1,244,511
Operating lease liability	(128,426)	(126,434)
Accounts payable	513,066	570,094
Accrued expenses	900,392	(3,725,797)
Net cash from operating activities	865,502	(10,765,881)
Cash flows from investing activities
Purchase of property and equipment	(24,776)	(144,023)
Proceeds on sale of property and equipment	—	34,330
Proceeds from sale of assets held-for-sale	—	800,000
Net cash from investing activities	(24,776)	690,307
Cash flows from financing activities
Common stock issuances, net of taxes	(70,926)	(27,422)
Common stock issuance costs	(57,475)	—
Stock options exercised, net of option costs	95,021	—
Net cash from financing activities	(33,380)	(27,422)
Net change in cash and cash equivalents	807,346	(10,102,996)
Cash, cash equivalents, and restricted cash, beginning of period	7,706,806	17,809,802
Cash, cash equivalents, and restricted cash, end of period	$8,514,152	$7,706,806
Supplemental disclosures of cash flow information
Cash paid for interest	$16,027	$13,994
Cash paid for income taxes	$63,852	$17,625
Right-of-use assets obtained in exchange for operating lease liabilities	$—	$344,382
Prepaid expenses paid for with a short-term financing arrangement included in accrued expenses	$165,543	$—

LAIRD SUPERFOOD, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	As of
	December 31, 2024	December 31, 2023
Assets
Current assets
Cash, cash equivalents, and restricted cash	$8,514,152	$7,706,806
Accounts receivable, net	1,762,911	1,022,372
Inventory	5,975,676	6,322,559
Prepaid expenses and other current assets	1,713,889	1,285,564
Total current assets	17,966,628	16,337,301
Noncurrent assets
Property and equipment, net	58,447	122,595
Intangible assets, net	896,123	1,085,231
Related party license agreements	132,100	132,100
Right-of-use assets	205,703	354,732
Total noncurrent assets	1,292,373	1,694,658
Total assets	$19,259,001	$18,031,959
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,137,760	$1,647,673
Accrued expenses	3,642,998	2,586,343
Related party liabilities	34,947	2,688
Lease liabilities, current portion	105,966	138,800
Total current liabilities	5,921,671	4,375,504
Lease liabilities	140,464	243,836
Total liabilities	6,062,135	4,619,340
Stockholders’ equity
Common stock, $0.001 par value, 100,000,000 shares authorized at December 31, 2024 and December 31, 2023; 10,668,705 and 10,292,374 issued and outstanding at December 31, 2024, respectively; and 9,749,326 and 9,383,622 issued and outstanding at December 31, 2023, respectively.	10,292	9,384
Additional paid-in capital	121,304,884	119,701,384
Accumulated deficit	(108,118,310)	(106,298,149)
Total stockholders’ equity	13,196,866	13,412,619
Total liabilities and stockholders’ equity	$19,259,001	$18,031,959

LAIRD SUPERFOOD, INC.

NON-GAAP FINANCIAL MEASURES

(unaudited)

In this press release, we report Adjusted EBITDA and Adjusted EBITDA per diluted share, which are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses non-GAAP financial measures, both internally and externally, to assess and communicate the financial performance of the Company. The Company defines Adjusted EBITDA as net income (loss), adjusted to exclude: (1) interest expense and other (income) expense, net, (2) income tax (benefit) expense, (3) depreciation and amortization expenses, (4) stock-based compensation, (5) expenses related to a product quality issue, (6) costs incurred as part of the strategic downsizing of the Company’s operations, (7) rebranding costs, and (8) estimated class action lawsuit settlement costs. The Company believes Adjusted EBITDA is useful to investors because it facilitates comparisons of its core business operations, excluding non-cash costs and non-recurring events, across periods on a consistent basis.

Management uses Adjusted EBITDA internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to Adjusted EBITDA in assessing its performance and when planning, forecasting and analyzing future periods. The Company believes Adjusted EBITDA is useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA does not reflect, among other things: cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures; interest expense; income tax expense from continuing operations; our working capital requirements; the potentially dilutive impact of stock-based compensation; and the provision for income taxes. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA along with other financial performance measures, including Net Sales, net loss, cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

The following table presents a reconciliation of net income (loss), the most directly comparable financial measure stated in accordance with GAAP, to adjusted EBITDA, for each of the periods presented:

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Net (loss) income	$(398,443)	$142,923	$(1,820,161)	$(10,163,117)
Adjusted for:
Depreciation and amortization	65,852	71,151	270,271	306,176
Stock-based compensation	564,090	273,499	1,637,788	1,092,146
Income tax expense	12,422	2,023	60,324	15,195
Interest expense and other (income) expense, net	(91,298)	(98,776)	(413,255)	(551,064)
Product quality issue (a)	—	(69,842)	(434,329)	282,000
Strategic organizational shifts (b)	—	42,030	—	(13,318)
Company-wide rebranding costs (c)	—	—	—	163,806
Estimated class action lawsuit settlement costs (d)	—	(95,000)	—	(95,000)
Adjusted EBITDA	$152,623	$268,008	$(699,362)	$(8,963,176)
Net (loss) income per share, diluted:	$(0.04)	$0.02	$(0.18)	$(1.09)
Adjusted EBITDA per share, diluted:	$0.01	$0.03	$(0.07)	$(0.96)
Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, basic	10,288,653	9,337,789	9,946,733	9,297,226
Dilutive securities	1,705,180	200,679	—	—
Weighted-average shares of common stock outstanding used in computing adjusted EBITDA per share of common stock, diluted	11,993,833	9,538,468	9,946,733	9,297,226

(a) In January 2023, we identified a product quality issue with raw material from one vendor and we voluntarily withdrew any affected finished goods. We previously incurred costs associated with product testing, discounts for replacement orders, and inventory obsolescence costs. We reached settlement with a supplier in the third quarter of 2023 and recorded recoveries in 2024.

(b) Costs incurred and recovered during 2023 as part of the strategic downsizing of our operations, including severances, forfeitures of stock-based compensation, and other personnel costs, IT integration costs, and freight costs to move inventory to third-party facilities.

(c) Costs incurred as part of the company-wide rebranding efforts that launched in Q1 2023.
(d) Estimated legal settlement costs related to a class action lawsuit which was included in general and administrative expenses in Q4 2022 and was reversed in Q4 2023 upon dismissal of the suit.